EXHIBIT 16
                            Gerald Brignola, CPA, PA
                          Certified Public Accountants
                           A Professional Corporation
                         One University Plaza, Suite 505
                          Hackensack, New Jersey 07601
                          201-343-8130 Fax 201-343-9224



                                                    March 8, 2001



US Securities & Exchange Commission
Washington, DC 20549


Gentlemen:

     With reference to Form 8K as submitted by American International Ventures, Inc, we have reviewed the registrant's reasons for the dismissal of our firm and we are in agreement with the reasons set forth regarding the termination as auditors of American International Ventures, Inc.

     There have been no disagreements with management regarding the financial statements for the fiscal years ended May 31, 200 and May 31, 1999.


                                    Very Truly Yours,

                                    GERALD BRIGNOLA, CPA, PA
                                    /s/ Gerald Brignola
                                    -------------------
                                        Gerald Brignola